UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 8, 2020

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware 001-12622 36-2048898

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400 60611-4213
Chicago, Illinois (Zip Code)
     (Address of principal executive offices)

            Registrant's telephone number, including area code (312) 321-1515

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 8, 2020, the Board of Directors of the Company approved an amended and restated Code of Ethics and Business Conduct (as amended, the “Code of Ethics”). The Code of Ethics applies to all directors, officers, and employees of the Company. The amendments include updates reflecting the Company’s current policies regarding antidiscrimination (which prohibit discrimination based on sexual orientation and gender identity, in addition to other statuses) and conflicts of interest. The revisions also include updated and expanded methods of reporting potential violation of the Code of Ethics. The Code of Ethics does not materially change the responsibilities and obligations that applied previously, and did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Ethics.

A copy of the Code of Ethics is available on the Corporate Governance section of the Company's website at www.oildri.com. The contents of the Company's website are not incorporated by reference in this report or made a part hereof for any purpose.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on December 8, 2020. See the Company’s 2020 Proxy Statement for more information on the proposals presented at the meeting, the relevant portions of which are incorporated herein by reference.

PROPOSAL 1: ELECTION OF DIRECTORS

The stockholders elected all of the nominees for director recommended by the Company’s Board of Directors (the “Board”). The voting results were as follows:

Director	For	Withheld	Broker Non-Votes
Ellen-Blair Chube	22,889,135	1,014,747	903,513
Paul M. Hindsley	21,255,599	2,648,283	903,513
Daniel S. Jaffee	22,369,361	1,534,521	903,513
Michael A. Nemeroff	21,641,998	2,261,884	903,513
George C. Roeth	22,677,734	1,226,148	903,513
Allan H. Selig	22,488,812	1,415,070	903,513
Paul E. Suckow	22,896,316	1,007,566	903,513
Lawrence E. Washow	22,912,247	991,635	903,513

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The stockholders ratified the appointment of Grant Thornton LLP as independent auditor for the fiscal year ending July 31, 2021. The voting results were as follows:

For	24,718,048
Against	89,012
Abstain	335

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DISCLOSED IN THE COMPANY’S 2020 PROXY STATEMENT
The stockholders, in an advisory vote, approved the compensation of the named executive officers as disclosed in the Company’s 2020 Proxy Statement. The voting results were as follows:

For	21,374,218
Against	2,520,212
Abstain	9,452
Broker Non-Votes	903,512

Item 8.01	Other Events.

At its regular meeting on December 8, 2020, the Board declared quarterly cash dividends of $0.26 per share of the Company’s Common Stock and $0.195 per share of the Company’s Class B Stock. The dividends will be payable on February 26, 2021, to stockholders of record at the close of business on February 12, 2021. A copy of the Company’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release of the Company dated December 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Vice President, General Counsel and Secretary

Date:  December 9, 2020